Exhibit 21.1

Subsidiaries of the Company

Tower International, Inc. had the domestic and international subsidiaries shown below as of March 3, 2010. Certain U.S. subsidiaries and international subsidiaries are not named because they were not significant in the aggregate. The parent of Tower International, Inc. is Tower International Parent, LLC.

Name of Subsidiary	Jurisdiction of Organization	Percentage Owned
U.S. Subsidiaries:
Tower Automotive Holdings I, LLC	Delaware	100%
Tower Automotive Holdings IV, LLC	Delaware	100%
Tower Automotive Holdings USA, LLC	Delaware	100%
Tower Automotive Holdings II(a), LLC	Delaware	100%
Tower Automotive Holdings II(b), LLC	Delaware	100%
Tower Automotive Operations USA I, LLC	Delaware	100%
Tower Automotive Operations USA II, LLC	Delaware	100%
Tower Automotive Operations USA III, LLC	Delaware	100%
Tower Automotive Management, LLC[1]	Delaware	—

International Subsidiaries:
Tower Componentes Automotivos Ltda.	Brazil	100%
Tower do Brasil, Ltda.	Brazil	100%
Tower Automotive do Brasil, S.A.	Brazil	100%
Tower Automotive Mexico, S.de R.L. de C.V.	Mexico	100%
Tower Automotive Spain SL	Spain	100%
Tower Automotive France SARL	France	100%
Tower Italia S.r.L.	Italy	100%
Tower Automotive Sud, S.r.L.	Italy	100%
Tower Automotive S.r.L	Italy	100%
Tower Automotive Melfi, S.r.L	Italy	100%
Tower Automotive Umformtechnik, GmbH	Germany	100%
Tower Automotive Holding GmbH	Germany	100%
Tower Automotive Presswerk Zwickau GmbH	Germany	100%
Tower Automotive Auslandsbeteiligungen GmbH	Germany	100%
FELISSA Grundstucks Vermietungsgesellschaft mbH & Co. Objekt Duisburg KG	Germany	94%
FELISSA Grundstucks Vermietungsgesellschaft mbH	Germany	94%
Tower Automotive Geschaftsfuhrung GmbH	Germany	100%
Tower Automotive Verwaltungs, GmbH i.L.	Germany	100%
Tower Automotive Hydroforming Verwaltung GmbH i.L.	Germany	100%
Tower Automotive Duisburg GmbH	Germany	100%
MT Stahl Handelsgesellschaft GmbH	Germany	100%

Name of Subsidiary	Jurisdiction of Organization	Percentage Owned
MT Stahl Handelsgesellschaft Verwaltung GmbH i.L.	Germany	100%
Tower Automotive Polska Sp.zo.o.	Poland	100%
Tower Automotive Belgium B.V.B.A.	Belgium	100%
Tower Automotive Holdings VII SARL	Luxembourg	100%
Baarn Steel B.V.	The Netherlands	100%
Tower Automotive Holdings Asia, B.V.	The Netherlands	100%
Tower Automotive Holdings VI B.V.	The Netherlands	100%
Tower Automotive International Holdings B.V.	The Netherlands	100%
Tower Automotive Holdings III Cooperatie U.A.	The Netherlands	100%
Tower Automotive Holdings Europe, B.V.	The Netherlands	100%
Tower Automotive Holdings V, GmbH	Switzerland	100%
Tower Automotive A.S.	Slovakia	100%
Tower Automotive s.r.o.	Slovakia	100%
Seojin Industrial Co., Ltd.	Korea	100%
TWA Wuhu	China	80%
Changchun Tower Golden Ring Automotive Products Company, Ltd.	China	60%
Tower Automotive Japan Co., Ltd.	Japan	100%
Tower Automotive India Private, Ltd.	India	100%

1	The economic ownership of Tower Automotive Management, LLC is held by certain of our senior executives. Voting control of Tower Automotive Management, LLC is held by Tower Automotive Operations USA I, LLC.